Filed Pursuant to Rule 424(b)(2)
Registration No. 333-299764

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 2, 2026)

Up to 26,874,496 Shares of Common Stock

The stockholders named in this prospectus supplement or their permitted transferees (each a “Holder”) may offer and sell from time to time up to 26,874,496 shares of common stock, par value $1.00 per share (the “common stock”).

The Holders may offer, sell or distribute a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of common stock. Certain Holders have agreed to lock-up restrictions with the Company, and as of September 3, 2026, 1,854,793 shares were available for sale hereunder, with the remainder of the shares of common stock to become available for sale on a rolling basis until March 3, 2027. The Holders who have agreed to lock-up restrictions with the Company received 25,557,199 shares of common stock, in the aggregate, from the Company in connection with the Acquisition (as defined herein); such Holders may, in the aggregate, sell no more than 537,496 shares of common stock each day during the period from September 3, 2026 to March 3, 2027. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Holders will bear all commissions and discounts, if any, attributable to its sale of common stock. See the section titled “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange under the ticker symbol “WMB.”

Investing in our common stock involves risks. Please read “Risk Factors” beginning on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated November 2, 2026

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of common stock. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. If the information about the offering of common stock varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Please read “Where You Can Find More Information” on page S-10 of this prospectus supplement. Neither we nor the Holders have authorized anyone to provide you with additional or different information or to make representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us. Neither we nor the Holders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Holders are offering to sell common stock, and seeking offers to buy common stock, only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

Unless the context otherwise requires, references in this prospectus to “Williams,” “we,” “our,” “us” and like terms refer to The Williams Companies, Inc. and its subsidiaries.

S-i

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-ii

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus supplement and the documents incorporated herein by reference, excluding historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcomes of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this prospectus supplement that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	levels of dividends to Williams stockholders;

•	future credit ratings of Williams and its affiliates;

•	amounts and nature of future capital expenditures;

•	expansion and growth of our business and operations;

•	expected in-service dates for capital projects;

•	financial condition and liquidity;

•	business strategy;

•	cash flow from operations or results of operations;

•	rate case filings;

•	seasonality of certain business components;

•	natural gas, natural gas liquids, and crude oil prices, supply, and demand; and

•	demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this prospectus supplement or in the documents incorporated herein by reference. You should carefully consider the risk factors discussed below in addition to the other information in this prospectus supplement and in the documents incorporated herein by reference. If any of the following risks were actually to occur, our business, results of operations and financial condition could be materially adversely affected. In that case, we might not be able to pay dividends to holders of shares of our common stock, the trading price of shares of our common stock could decline and stockholders could lose all or part of their investment. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	availability of supplies, market demand, and volatility of prices;

•	development and rate of adoption of alternative energy sources;

S-iii

•

the impact of existing and future laws and regulations, the regulatory environment, environmental matters, and litigation, as well as our ability and the ability of other energy companies with whom we conduct or seek to conduct business, to obtain necessary permits and approvals, and our ability to achieve favorable rate proceeding outcomes;

•	our exposure to the credit risk of our customers and counterparties;

•

our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities and consummate asset sales on acceptable terms;

•	our ability to successfully identify, evaluate, and timely execute our capital projects and investment opportunities;

•	the strength and financial resources of our competitors and the effects of competition;

•	the amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	our ability to effectively execute our financing plan;

•	increasing scrutiny and changing expectations from stakeholders with respect to our environmental, social, and governance practices;

•	the physical and financial risks associated with climate change;

•	the impacts of operational and developmental hazards and unforeseen interruptions;

•	the risks resulting from outbreaks or other public health crises;

•	risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•	acts of terrorism, cybersecurity incidents, and related disruptions;

•	our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	changes in maintenance and construction costs, as well as our ability to obtain sufficient construction-related inputs, including skilled labor;

•

inflation, interest rates, tariffs on foreign made materials and goods (including steel and steel pipes) necessary to conduct business, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•

risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•

the ability of the members of the Organization of Petroleum Exporting Countries (OPEC) and other oil exporting nations to agree to and maintain oil price and production controls and the impact on domestic production;

•	changes in the current geopolitical situation;

•	changes in U.S. governmental administration and policies;

•	whether we are able to pay current and expected levels of dividends; and

•	additional risks described in our filings with the Securities and Exchange Commission (the “SEC”).

S-iv

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in or incorporated into this prospectus supplement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include the risks set forth under the caption “Risk Factors” in this prospectus supplement.

S-v

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read the entire prospectus supplement, the accompanying base prospectus and the documents incorporated by reference for a more complete understanding of this offering of common stock. Please read “Risk Factors” beginning on page S-3 of this prospectus supplement for information regarding risks you should consider before investing in our common stock.

The Williams Companies, Inc.

We are an energy company committed to being the leader in providing infrastructure that safely delivers natural gas products to reliably fuel the clean energy economy. As of December 31, 2025, we had operations in 11 supply areas that provide natural gas gathering and processing, transmission and storage services, natural gas liquids (“NGL”) fractionation, transportation, and storage services, and marketing services to approximately 800 customers. As of December 31, 2025, we owned an interest in and operated over 32,000 miles of pipelines in 24 states and in the Gulf of America, 35 natural gas processing facilities, 9 NGL fractionation facilities, approximately 23 million barrels of NGL storage capacity, and 423 Bcf of natural gas storage capacity, and deliver natural gas that is used every day for clean-power generation, heating, and industrial use.

Principal Executive Offices and Internet Address

Our principal executive offices are located at One Williams Center, Tulsa, Oklahoma 74172-0172, and our telephone number is (918) 573-2000. Our website is located at http://www.williams.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus supplement or the accompanying base prospectus and does not constitute a part of this prospectus supplement or the accompanying base prospectus.

THE OFFERING

Securities which may be offered	26,874,496 shares of our common stock, which may be offered from time to time by Holders.

Terms of the potential offering	Subject to the lock-up restrictions described below, each Holder will determine when, how and if it will dispose of the common stock registered for resale under this prospectus.

Lock-up restrictions	Certain Holders have agreed to lock-up restrictions with the Company, and as of September 3, 2026, 1,854,793 shares were available for sale hereunder, with the remainder of the shares of common stock to become available for sale on a rolling basis until March 3, 2027. The Holders who have agreed to lock-up restrictions with the Company received 25,557,199 shares of common stock, in the aggregate, from the Company in connection with the Acquisition; such Holders may, in the aggregate, sell no more than 537,496 shares of common stock each day during the period from September 3, 2026 to March 3, 2027.

Risk factors	An investment in our common stock involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-3 of this prospectus.

New York Stock Exchange Market Symbol	Our common stock is listed on the New York Stock Exchange under the symbol “WMB.”

For additional information concerning the offering, see “Plan of Distribution” beginning on page S-7.

RISK FACTORS

Investing in our common stock involves significant risks and uncertainties. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the accompanying base prospectus together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed in our most recent Annual Report on Form 10-K, and any updates to those risks, uncertainties and assumptions discussed in our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K incorporated herein by reference, as they may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS

All of the shares of common stock which may be offered and sold pursuant to this prospectus will be sold by the Holders. We will not receive any proceeds from any such sales of common stock by the Holders.

SELLING HOLDERS

This prospectus relates to the possible offer and resale by the Holders of up to 26,874,496 issued and outstanding shares of common stock (the “Shares”), which were issued by us to M6 Midstream Holdings LLC (“M6 Holdings”) and M6 Midstream Blocker LLC (“M6 Blocker” and, together with M6 Holdings, the “Sellers”) as partial consideration for our acquisition (the “Acquisition”) of the membership interests of M6 Midstream LLC pursuant to the terms of a Membership Interest Purchase Agreement (the “Purchase Agreement”) that we entered into on July 17, 2026 with the Sellers.

Following the consummation of the Acquisition, the Sellers distributed the Shares to their equityholders, and pursuant to the terms of the Purchase Agreement, we and such distributees entered into a Registration Rights Agreement, dated as of September 3, 2026 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, among other things, subject to certain requirements and exceptions, we are required to file with the SEC a prospectus supplement to our registration statement on Form S-3 (File No. 333-299764) covering the resale of the Shares. This prospectus supplement is being filed to satisfy such obligation under the Registration Rights Agreement. The Registration Rights Agreement contains customary indemnification and contribution obligations of us for the benefit of the Holders and vice versa, in each case, subject to certain qualifications and exceptions.

In addition, pursuant to the Registration Rights Agreement, certain Holders have agreed to restrict the number of shares of common stock they may sell (the “Lock-Up Restrictions”). Such Holders received 25,557,199 shares of common stock, in the aggregate, from the Company in connection with the Acquisition. Pursuant to the Lock-Up Restrictions, subject to certain exceptions, such Holders may, in the aggregate, sell no more than 537,496 shares of common stock each day during the period from September 3, 2026 to March 3, 2027. As of September 3, 2026, 1,854,793 shares are available for sale hereunder, with the remainder of the shares of common stock to become available for sale on a rolling basis until March 3, 2027.

When we refer to the “Holders” in this prospectus, we mean the persons or entities listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Holders’ interest in the securities of the Company listed in the table below after the date of this prospectus such that registration rights shall apply to those securities.

Unless otherwise indicated below, the following table is prepared based on information provided to us by the Holders as of September 3, 2026, the date on which we closed the Acquisition. The following table sets forth, as of September 3, 2026, the names of the Holders, the aggregate number of shares of common stock that the Holders may offer pursuant to this prospectus, and the beneficial ownership of the Holders both before and after the offering. Unless otherwise indicated below, we have based percentage ownership prior to this offering on 1,250,202,516 shares of common stock outstanding as of October 30, 2026.

We cannot advise you as to whether the Holders will in fact sell any or all of the securities set forth in the table below. In addition, subject to certain limitations, the Holders may sell, transfer or otherwise dispose of, at any time and from time to time, such securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the below table, we have assumed that the Holders will have sold all of the securities covered by this prospectus upon the completion of the offering and will make no other purchases or sales of common stock.

	Common stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Clearfork Midstream Holdings, LLC(1)	5,643,644	5,643,644	—	—
EFM M6 Holdings, L.P.(2)	13,636,807	13,636,807	—	—
Other Holders (88 persons)(3)	7,599,953	7,594,045	5,908	*

*	Less than 1%.
(1)

Clearfork Midstream Holdings, LLC is a Delaware limited liability company and is managed by a board of managers controlled by EnCap Flatrock Midstream Fund IV, L.P. EnCap Flatrock Midstream Fund IV, L.P. is a Texas limited partnership and is controlled by its general partner, EnCap Flatrock Midstream Fund IV GP, L.P. EnCap Flatrock Midstream Fund IV GP, L.P. is a Texas limited partnership and is controlled by its general partner, EnCap Flatrock Midstream Fund IV General Partner, LLC. EnCap Flatrock Midstream Fund IV General Partner, LLC is a Texas limited liability company and is managed by a board of managers comprised of Gregory C. King, William R. Lemmons, Jr., William D. Waldrip, D. Martin Phillips, Robert L. Zorich and Douglas E. Swanson, Jr.

(2)

EFM M6 Holdings, L.P. is a Delaware limited partnership and is controlled by its general partner, EnCap Flatrock Midstream Fund IV GP, L.P. EnCap Flatrock Midstream Fund IV GP, L.P. is a Texas limited partnership and is controlled by its general partner, EnCap Flatrock Midstream Fund IV General Partner, LLC. EnCap Flatrock Midstream Fund IV General Partner, LLC is a Texas limited liability company and is managed by a board of managers comprised of Gregory C. King, William R. Lemmons, Jr., William D. Waldrip, D. Martin Phillips, Robert L. Zorich and Douglas E. Swanson, Jr.

(3)	Such Holders own, collectively, approximately 0.61% of the outstanding shares of common stock prior to the offering.

PLAN OF DISTRIBUTION

We are registering the potential resale by the Holders or their permitted transferees of up to 26,874,496 issued and outstanding shares of common stock from time to time in one or more offerings.

We will not receive any of the proceeds from any such sales by the Holders. The aggregate proceeds to the Holders will be the purchase price of the securities less any discounts and commissions borne by the Holders.

Certain Holders have agreed to lock-up restrictions with the Company, and as of September 3, 2026, 1,854,793 shares were available for sale hereunder, with the remainder of the shares of common stock to become available for sale on a rolling basis until March 3, 2027. The Holders who have agreed to lock-up restrictions with the Company received 25,557,199 shares of common stock, in the aggregate, from the Company in connection with the Acquisition; such Holders may, in the aggregate, sell no more than 537,496 shares of common stock each day during the period from September 3, 2026 to March 3, 2027.

The common stock beneficially owned by the Holders covered by this prospectus may be offered and sold from time to time by the Holders. The term “Holders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the Holders as a gift, pledge, partnership distribution or other transfer. The Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Holders may sell their common stock by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the New York Stock Exchange;

•

through trading plans entered into by the Holders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted by applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of common stock in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of common stock in the course of hedging the positions they assume with the Holders. The Holders may also sell common stock short and redeliver the shares to close out such short positions. The Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Holders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Holders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Holders or borrowed from the Holders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Holders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Holders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Holders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Holders and any broker-dealers who execute sales for the Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with Williams and the Holders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Holders and their affiliates. In addition, we will make copies of this prospectus available to the Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

Davis Polk & Wardwell LLP has passed upon the validity of the common stock offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The consolidated financial statements of The Williams Companies, Inc. appearing in The Williams Companies, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, including the schedule appearing therein, and the effectiveness of The Williams Companies, Inc.’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and The Williams Companies, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 are, and audited financial statements and The Williams Companies, Inc. management’s assessment of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The financial statements of Transcontinental Gas Pipe Line Company, LLC and Northwest Pipeline LLC appearing in The Williams Companies, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act that registers the offer and sale of common stock covered by this prospectus supplement. The registration statement, including the attached exhibits, contains additional relevant information about us. In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement or the accompanying base prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus supplement and the accompanying base prospectus and information previously filed with the SEC.

We incorporate by reference in this prospectus supplement the following documents that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K (File No. 1-04174) for the year ended December 31, 2025, filed on February 24, 2026;

•

Our Quarterly Report on Form 10-Q (File No.  1-04174) for the quarterly period ended March 31, 2026, filed on May 4, 2026, our Quarterly Report on Form 10-Q (File No. 1-04174) for the quarterly period ended June  30, 2026, filed on August 3, 2026, and our Quarterly Report on Form 10-Q (File No. 1-04174) for the quarterly period ended September  30, 2026, filed on November 2, 2026;

•	The sections included in our definitive proxy statement filed on March 18, 2026 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025; and

•

Our Current Reports on Form 8-K (File No. 1-04174) filed on January 8, 2026 (Item 8.01 only of the first report filed on such date), January  8, 2026 (second report filed on such date), March  26, 2026, May  4, 2026 (Item 5.02, Item 5.07 and Item 9.01 only of the first report filed on such date), May  20, 2026, July  1, 2026 (Item 5.02 only), August  21, 2026 (Item 5.02 only), September  3, 2026, September  10, 2026 (Item 8.01 and Item 9.01 only of the first report filed on such date) and September 10, 2026 (second report filed on such date).

These reports contain important information about us, our financial condition and our results of operations.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering will also be deemed to be incorporated herein by reference and will automatically update and supersede information in this prospectus supplement. Nothing in this prospectus supplement shall be deemed to incorporate information furnished to, but not filed with, the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

We make available free of charge on or through our Internet website, http://www.williams.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus supplement and does not constitute a part of this prospectus supplement.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus supplement (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our Internet website at http://www.williams.com, or by writing or calling us at the following address:

Investor Relations

The Williams Companies, Inc.

One Williams Center

Tulsa, Oklahoma 74172-0172

Telephone: (918) 573-2078

Neither we nor the Holders have authorized anyone to provide you with additional or different information or to make representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us. Neither we nor the Holders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Holders are offering to sell common stock, and seeking offers to buy common stock, only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

Williams is subject to the information requirements of the Exchange Act, and in accordance therewith files reports and other information with the SEC. You may read Williams’ filings on the SEC’s website described above. Unless otherwise listed or referenced above, documents that Williams files with the SEC are not incorporated into, and are not considered a part of, this prospectus supplement or the accompanying base prospectus.

PROSPECTUS

THE WILLIAMS COMPANIES, INC.

DEBT SECURITIES

PREFERRED STOCK

COMMON STOCK

PURCHASE CONTRACTS

WARRANTS

UNITS

We or selling securityholders to be named in a prospectus supplement may from time to time offer to sell debt securities, preferred stock, common stock, purchase contracts, warrants, or units. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “WMB.”

We or selling securityholders will sell these securities directly to investors, or through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods, on a continuous or delayed basis.

This prospectus may not be used to sell our securities unless it is accompanied by the applicable prospectus supplement.

We have not authorized anyone to provide you with any information or to make any representation that is different from, or in addition to, the information contained in this prospectus or any prospectus supplement. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. We are not making an offer to sell or soliciting an offer to buy any securities other than the securities described in this prospectus and any applicable prospectus supplement. We are not making an offer to sell or soliciting an offer to buy any of these securities in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Investing in our securities involves a high degree of risk. See “Risk Factors” contained in Page 2 herein, in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.

The date of this prospectus is November 2, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. We or selling securityholders to be named in a prospectus supplement may sell any combination of the securities described in this prospectus from time to time, either separately or in units, in one or more offerings.

Each time we or selling securityholders sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered.

In addition, the prospectus supplement may also add, update, or change the information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any information incorporated by reference herein, on the one hand, and the information contained in any applicable prospectus supplement or incorporated by reference therein, on the other hand, you should rely on the information in the applicable prospectus supplement or incorporated by reference therein.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules, or regulations.

Statements made in this prospectus, in any prospectus supplement, or in any document incorporated by reference in this prospectus or any prospectus supplement as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference. You may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement, or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

We have not authorized anyone to provide you with any information or to make any representation that is different from, or in addition to, the information contained or incorporated by reference in this prospectus or any prospectus supplement. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

In this prospectus, Williams (which includes The Williams Companies, Inc. and, unless the context otherwise requires, all of our subsidiaries) is at times referred to in the first person as “we,” “us,” or “our.” We also sometimes refer to Williams as the “Company.”

ABOUT THE WILLIAMS COMPANIES, INC.

We are an energy company committed to being the leader in providing infrastructure that safely delivers natural gas products to reliably fuel the clean energy economy. Our operations are located in the United States.

We were founded in 1908, originally incorporated under the laws of the state of Nevada in 1949 and reincorporated under the laws of the state of Delaware in 1987. Our principal executive offices are located at One Williams Center, Tulsa, Oklahoma 74172, and our telephone number is 800-945-5426 (800-WILLIAMS).

RISK FACTORS

Investing in the securities described herein involves risk. We urge you to carefully consider the risk factors described in our filings with the SEC that are incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus used in connection with an offering of our securities, as well as the information relating to us identified below under “Special Note Regarding Forward-Looking Statements,” before making an investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file reports and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. Unless specifically listed under “Incorporation by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference into this prospectus and you should not consider that information a part of this prospectus.

We will also provide to you, at no cost, a copy of any document incorporated by reference in this prospectus and the applicable prospectus supplement and any exhibits specifically incorporated by reference into those documents. You may request copies of these filings from us by mail at the following address, or by telephone at the following telephone number:

The Williams Companies, Inc.

Investor Relations

One Williams Center

Tulsa, Oklahoma 74172-0172

Telephone Number: 800-945-5426 (800-WILLIAMS)

We make available free of charge on or through our Internet website, http://www.williams.com, our reports and other information filed with or furnished to the SEC as referred to above and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not intended to be incorporated by reference into this prospectus and you should not consider that information a part of this prospectus.

INCORPORATION BY REFERENCE

We are incorporating by reference into this prospectus information we file with the SEC, which means we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in this prospectus or the information we file subsequently that is incorporated by reference into this prospectus or any prospectus supplement. Information that we later provide to the SEC, and that is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

We are incorporating by reference the following documents that we have filed with the SEC:

•	our Annual Report on Form 10-K (File No. 1-04174) for the fiscal year ended December 31, 2025 filed with the SEC on February 24, 2026 (the “2025 Form 10-K”);

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 18, 2026 that are incorporated by reference into the 2025 Form 10-K (other than information furnished rather than filed);

•

our Quarterly Reports on Form 10-Q (File No. 1-04174) for the quarterly periods ended March 31, 2026, filed with the SEC on May 4, 2026, June 30, 2026, filed with the SEC on August 3, 2026, and September 30, 2026, filed with the SEC on November 2, 2026;

•

our Current Reports on Form 8-K (File No. 1-04174) filed with the SEC on January 8, 2026 (Item 8.01 only), January  8, 2026, March  26, 2026, May  4, 2026 (Item 5.02 and Item 5.07 only), May  20, 2026, July  1, 2026 (Item 5.02 only), August  21, 2026, September  3, 2026, September  10, 2026 (Item 8.01 only) and September 10, 2026.

•

the description of our common stock, par value $1.00 per share, contained in our Registration Statement on Form 8-B filed on August 20, 1987 (File No.  001-04174), as updated by the description of our common stock filed as Exhibit 4.35 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and any amendments or reports filed for the purpose of updating the description of our common stock; and

•	the description of our Series B Preferred Stock contained in our Current Report on Form 8-K filed with the SEC on July 17, 2018 (File No. 001-04174).

These documents contain important information about us, our financial condition and our results of operations.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of all offerings made pursuant to this prospectus and the applicable prospectus supplement also will be deemed to be incorporated herein by reference. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters contained or incorporated by reference in this prospectus and the applicable prospectus supplement include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcomes of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this prospectus that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	levels of dividends to Williams stockholders;

•	future credit ratings of Williams and its affiliates;

•	amounts and nature of future capital expenditures;

•	expansion and growth of our business and operations;

•	expected in-service dates for capital projects;

•	financial condition and liquidity;

•	business strategy;

•	cash flow from operations or results of operations;

•	rate case filings;

•	seasonality of certain business components;

•	natural gas, natural gas liquids, and crude oil prices, supply, and demand; and

•	demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this prospectus or in the documents incorporated herein by reference. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	availability of supplies, market demand, and volatility of prices;

•	development and rate of adoption of alternative energy sources;

•

the impact of existing and future laws and regulations, the regulatory environment, environmental matters, and litigation, as well as our ability and the ability of other energy companies with whom we conduct or seek to conduct business, to obtain necessary permits and approvals, and our ability to achieve favorable rate proceeding outcomes;

•	our exposure to the credit risk of our customers and counterparties;

•

our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and to consummate asset sales on acceptable terms;

•	whether we are able to successfully identify, evaluate, and timely execute our capital projects and investment opportunities;

•	the strength and financial resources of our competitors and the effects of competition;

•	the amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	whether we will be able to effectively execute our financing plan;

•	increasing scrutiny and changing expectations from stakeholders with respect to our environmental, social, and governance practices;

•	the physical and financial risks associated with climate change;

•	the impact of operational and developmental hazards and unforeseen interruptions;

•	the risks resulting from outbreaks or other public health crises;

•	risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•	acts of terrorism, cybersecurity incidents, and related disruptions;

•	our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	changes in maintenance and construction costs, as well as our ability to obtain sufficient construction-related inputs, including skilled labor;

•

inflation, interest rates, tariffs on foreign-made materials and goods (including steel and steel pipes) necessary to conduct our business, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•

risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•

the ability of the members of the Organization of Petroleum Exporting Countries (“OPEC”) and other oil exporting nations to agree to and maintain oil price and production controls and the impact on domestic production;

•	changes in the current geopolitical situation;

•	changes in U.S. governmental administration and policies;

•	whether we are able to pay current and expected levels of dividends; and

•	additional risks described in our filings with the SEC.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above and described in the documents incorporated by reference herein may cause our intentions to change from those statements of intention set forth or incorporated by reference in this prospectus and the applicable prospectus supplement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above and described in the documents incorporated by reference herein, that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include the risks set forth under the caption “Risk Factors” in this prospectus and in the documents incorporated by reference in this prospectus and the applicable prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF DEBT SECURITIES

The following sets forth certain general terms and provisions of the base indenture under which the debt securities are to be issued, unless otherwise specified in a prospectus supplement. The particular terms of the debt securities to be sold will be set forth in a prospectus supplement relating to such debt securities.

The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the prospectus supplement. As indicated in the applicable prospectus supplement, the debt securities will either be senior debt or subordinated debt. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture, dated as of December 18, 2012, between us and The Bank of New York Mellon Trust Company, N.A. that has been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplemental indentures as are adopted from time to time. The following summary of certain provisions of that indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to all the provisions of that indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

General

The indenture does not limit the amount of debt securities that may be issued thereunder. The applicable prospectus supplement with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto:

•	the title and series of such debt securities;

•	any limit upon the aggregate principal amount of such debt securities of such series;

•	whether such debt securities will be in global or other form;

•	the date or dates and method or methods by which principal and any premium on such debt securities is payable;

•	the interest rate or rates (or method by which such rate will be determined), if any;

•	the dates on which any such interest will be payable and the method of payment;

•	whether and under what circumstances any additional amounts are payable with respect to such debt securities;

•	the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

•	the basis upon which interest on such debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months;

•	the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable;

•	any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities;

•	the denominations of such debt securities, if other than $1,000 and integral multiples thereof;

•	any rights of the holders of such debt securities to convert the debt securities into other securities or property;

•	the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;

•

the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

•

if other than the principal amount thereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;

•	whether such debt securities will be subject to defeasance or covenant defeasance;

•	the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants;

•

any trustees other than The Bank of New York Mellon Trust Company, N.A., and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to such debt securities;

•	the terms, if any, on which such debt securities will be subordinate to other debt of the Company;

•	whether such debt securities will be guaranteed and the terms thereof;

•	whether such debt securities will be secured by collateral and the terms of such security; and

•	any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “—Consolidation, Merger and Sale of Assets.”

Modification and Waiver

The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such greater amount as is provided for a particular series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things:

(a)

change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to, any such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof or otherwise, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or the currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair the right of any holder of debt securities to institute suit for the payment after such payment is due (except a rescission and annulment of acceleration with respect to a series of debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

(b)

reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduce the quorum required for voting;

(c)

modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past defaults or securities redeemed in part, except to increase any percentage set forth in such sections or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or

(d)

make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

The indenture provides that the Company and the applicable trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes:

(a)	to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder;

(b)	to add to the covenants of the Company for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred on the Company pursuant to the indenture;

(c)	to establish the form and terms of debt securities issued thereunder;

(d)

to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

(e)

to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

(f)	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

(g)	to add any additional events of default with respect to all or any series of debt securities;

(h)

to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

(i)	to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

(j)	to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities of any series any property or assets;

(k)	to add guarantees in respect of the debt securities of one or more series and to provide for the terms and conditions of release thereof;

(l)

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination become effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(m)	to provide for certificated securities in addition to or in place of global securities;

(n)	to qualify such indenture under the Trust Indenture Act of 1939, as amended;

(o)

with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in the Company’s offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in the good faith judgment of the Company, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

(p)	to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

Events of Default

Unless otherwise provided in any prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:

(a)	default for 30 days in the payment when due of interest on, or any additional amount in respect of, any series of debt securities;

(b)	default in the payment of principal or any premium on any series of the debt securities outstanding under the indenture when due;

(c)

default in the deposit, if any, of any sinking fund payment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

(d)

failure by the Company to observe or perform any other of the covenants or agreements with respect to that series contained in such debt securities for 60 days after receipt of written notice from the trustee upon instruction from holders of at least 25% in principal amount of the then outstanding debt securities of such series to comply with any of the other agreements in the indenture and stating that such notice is a “Notice of Default” under the indenture; provided, that if such failure cannot be remedied within such 60-day period, such period shall be automatically extended by another 60 days so long as (i) such failure is subject to cure and (ii) the Company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in generally accepted accounting principles shall not be deemed to be an event of default;

(e)	certain events of bankruptcy, insolvency or reorganization of the Company; and

(f)

any other event of default provided in or pursuant to the indenture with respect to a particular series of debt securities, provided that such event of default that results from a change in generally accepted accounting principles shall not be deemed to be an event of default.

In case an event of default specified in clause (a) or (b) above shall occur and be continuing with respect to any series of debt securities, holders of at least 25%, and in case an event of default specified in any clause other than clause (a), (b) or (e) above shall occur and be continuing with respect to any series of debt securities, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable immediately. If an event of default described in (e) above shall occur and be continuing then the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall automatically become due and payable, without notice or other action by any holder or the applicable trustee, to the full extent permitted by law. Any past or existing default or event of default with respect to particular series of debt securities and its consequences under such indenture may be waived by the holders of a majority in principal amount of the outstanding debt securities of such series, except in each case a continuing default (1) in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any debt security of such series, or (2) in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

The indenture provides that the applicable trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or additional amounts or sinking fund or purchase fund installment in respect of, the debt securities) if the board of directors, the executive committee or a trust committee of directors or responsible officers of the applicable trustee considers it in the interest of holders to do so.

The indenture contains a provision entitling the applicable trustee to be indemnified by the holders before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the applicable trustee or exercising any trust or power conferred upon the applicable trustee with respect to the debt securities of such series; provided, however, that the applicable trustee may decline to follow any such direction if, among other reasons, the applicable trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to a series of debt securities will be subject to certain conditions precedent including, without limitation, that in case of an event of default specified in clause (a), (b) or (e) of the first paragraph above under “—Events of Default,” holders of at least 25%, or in case of an event of default other than specified in clause (a), (b) or (e) of the first paragraph above under “—Events of Default,” holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the applicable trustee to exercise its powers under such indenture, indemnify the applicable trustee and afford the applicable trustee reasonable opportunity to act. Notwithstanding the foregoing, the holder has an absolute right to receipt of the principal of, premium, if any, and interest or additional amounts when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

The indenture provides that the Company may not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its subsidiaries (taken as a whole) to another person in one or more related transactions unless the successor person is a person organized under the laws of any domestic jurisdiction and assumes the Company’s obligations on the debt securities issued thereunder, and under the indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

Payment of Principal, any Premium, Interest or Additional Amounts

The Company will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms.

Maintenance of Office or Agency

The Company will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

Reports

So long as any debt securities of a particular series are outstanding, the Company will file with the Trustee, within 30 days after the Company has filed the same with the Commission, unless such reports are available on the Commission’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Additional Covenants

Any additional covenants of the Company with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

The terms and conditions, if any, upon which (a) the debt securities are redeemable at the option of the Company, (b) the holder of debt securities may cause the Company to repurchase such debt securities or (c) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement relating thereto.

Repurchases on the Open Market

The Company or any affiliate of the Company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may satisfy and discharge its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if:

(a)	all debt securities of such series previously authenticated and delivered, with certain exceptions, have been accepted by the applicable trustee for cancellation; or

(b)

(i) the debt securities of such series have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for giving the notice of redemption and the Company irrevocably deposits in trust with the applicable trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or governmental obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the applicable trustee) to pay and discharge the entire indebtedness on the debt securities of such series to the date of such deposit or to the maturity, as the case may be, and pays all other sums payable by it under such indenture; and

(ii) the Company delivers to the applicable trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.

Notwithstanding such satisfaction and discharge, the obligations of the Company to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances and to convert or exchange debt securities pursuant to the terms thereof and the obligations of the Company and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

Unless inapplicable to debt securities of a series pursuant to the terms thereof, the indenture provides that (i) the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“defeasance”) and (ii) (1) the Company may omit to comply with the covenant under “—Consolidation, Merger and Sale of Assets” and any other additional covenants established pursuant to the terms of such series, and such omission shall be deemed not to be an event of default under clause (d) or (f) of the first paragraph of “—Events of Default” and (2) the occurrence of any event described in clause (f) of the first paragraph of “—Events of Default” shall not be deemed to be an event of default, in each case with respect to the outstanding debt securities of such series ((1) and (2) of this clause (ii), “covenant defeasance”); provided that the following conditions shall have been satisfied with respect to such series:

(a)

the Company has irrevocably deposited in trust with the applicable trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for the purpose of making the following payments, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the applicable trustee), without consideration of any reinvestment, to pay and discharge (i) the principal of and accrued interest or additional amounts on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the applicable trustee), as the case may be or (ii) any mandatory sinking fund payments applicable to the outstanding debt securities;

(b)

such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

(c)

no event of default or event which with notice or lapse of time would become an event of default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;

(d)

the Company shall have delivered to such trustee an opinion of counsel as described in the indenture to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred;

(e)

the Company has delivered to the applicable trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with;

(f)	if the debt securities are to be redeemed prior to their maturity, notice of such redemption shall have been duly given or in another manner satisfactory to the trustee; and

(g)	any such defeasance or covenant defeasance shall comply with any additional or substitute terms provided for by the terms of such debt securities of such series.

Notwithstanding a defeasance or covenant defeasance, the Company’s obligations with respect to the following in respect of debt securities of such series will survive with respect to such securities until otherwise terminated or discharged under the terms of the indenture or no debt securities of such series are outstanding:

(a)

the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, interest on or premium or additional amounts, if any, payable in respect of, such debt securities when such payments are due from the trust referred in clause (a) in the preceding paragraph;

(b)

the issuance of temporary debt securities, the registration, transfer and exchange of debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and holding payments in trust;

(c)	the rights, powers, trusts, duties and immunities of the trustee, and the Company’s obligations in connection therewith; and

(d)	the defeasance or covenant defeasance provisions of the indenture.

Applicable Law

The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

About the Trustee

Unless otherwise specified in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture.

DESCRIPTION OF CAPITAL STOCK

Preferred Stock

Under our amended and restated certificate of incorporation, as amended and supplemented, we are authorized to issue up to 30,000,000 shares of preferred stock, par value $1.00 per share, in one or more series.

As of October 30, 2026, there were 35,000 shares of Series B Non-Voting Perpetual Preferred Stock, par value $1.00 per share, issued and outstanding. The Certificate of Designations for the Series B Non-Voting Perpetual Preferred Stock has been filed as Exhibit 4.5 to the registration statement of which this prospectus is a part and is incorporated by reference herein.

The following description of preferred stock sets forth certain general terms and provisions of the series of preferred stock to which any prospectus supplement may relate. The prospectus supplement relating to a particular series of preferred stock will describe certain other terms of such series of preferred stock. If so indicated in the prospectus supplement relating to a particular series of preferred stock, the terms of any such series of preferred stock may differ from the terms set forth below. The description of preferred stock set forth below and the description of the terms of a particular series of preferred stock set forth in the related prospectus supplement are not complete and are qualified in their entirety by reference to the certificate of incorporation and to the certificate of designation relating to that series of preferred stock.

The rights of the holders of each series of preferred stock will be subordinate to those of our general creditors.

General Terms of the Preferred Stock

The certificate of incorporation will set forth the designations, preferences, and relative, participating, optional and other special rights, and the qualifications, limitations, and restrictions of the preferred stock of each series. To the extent the certificate of incorporation does not set forth the rights and limitations, they will be fixed by the certificate of designation relating to the series. A prospectus supplement relating to each series will specify the terms of the preferred stock as follows:

•	the distinctive designation of the series and the number of shares which shall constitute the series;

•

the rate of dividends, if any, payable on shares of the series, the date, if any, from which the dividends shall accrue, the conditions upon which and the date when the dividends shall be payable, and whether the dividends shall be cumulative or noncumulative;

•	the amounts which the holders of the preferred stock of the series shall be entitled to be paid in the event of a voluntary or involuntary liquidation, dissolution, or winding up of Williams; and

•	whether or not the preferred stock of the series shall be redeemable and at what times and under what conditions and the amount or amounts payable thereon in the event of redemption.

The prospectus supplement may, in a manner not inconsistent with the provisions of the certificate of incorporation:

•	limit the number of shares of the series that may be issued;

•

provide for a sinking fund for the purchase or redemption or a purchase fund for the purchase of shares of the series, set forth the terms and provisions governing the operation of any fund, and establish the status as to reissue of shares of preferred stock purchased or otherwise reacquired or redeemed or retired through the operation of the sinking or purchase fund;

•	grant voting rights to the holder of shares of the series, in addition to and not inconsistent with those granted by the certificate of incorporation to the holders of preferred stock;

•

impose conditions or restrictions upon the creation of indebtedness of Williams or upon the issue of additional preferred stock or other capital stock ranking equally with or prior to the preferred stock or capital stock as to dividends or distribution of assets on liquidation;

•	impose conditions or restrictions upon the payment of dividends upon, the making of other distributions to, or the acquisition of junior stock;

•	grant to the holders of the preferred stock of the series the right to convert the preferred stock into shares of another series or class of capital stock; or

•	grant other special rights to the holders of shares of the series as the board of directors may determine and as shall not be inconsistent with the provisions of the certificate of incorporation.

Dividends

Holders of the preferred stock of any series shall be entitled to receive, when, as and if declared by the board of directors, preferential dividends in cash at the annual rate, if any, fixed for the series. Their entitlement will be subject to any limitations specified in the certificate of incorporation and in the certificate of designation providing for the issuance of a particular series of preferred stock. The certificate of designation providing for the issuance of preferred stock of the series may specify the date on which the preferential dividends are payable. The preferential dividends shall further be payable to stockholders of record on a date which precedes each dividend payment date which the board of directors has fixed in advance of each particular dividend.

Each share of preferred stock shall rank on a parity with each other share of preferred stock, irrespective of series, with respect to preferential dividends accrued on the shares of the series. We will not declare or pay any dividend nor will we set apart a dividend for payment for the preferred stock of any series unless at the same time we declare, pay, or set apart a dividend in like proportion to the dividends accrued upon the preferred stock of each other series. This does not, however, prevent us from authorizing or issuing one or more series of preferred stock bearing dividends subject to contingencies as to the existence or amount of our earnings during one or more fiscal periods, or as to other events, to which dividends on other series of preferred stock are not subject.

So long as any shares of preferred stock remain outstanding, we will not, unless all dividends accrued on outstanding shares of preferred stock for all past dividend periods shall have been paid or declared and a sum sufficient for the payment of the dividends set apart:

•	pay or declare any dividends whatsoever, whether in cash, stock, or otherwise;

•	make any distribution on any class of junior stock; or

•	purchase, retire, or otherwise acquire for valuable consideration any shares of preferred stock (subject to certain limitations) or junior stock.

As a holding company, our ability to pay dividends on the preferred stock will depend upon the payment of dividends, interest, or other charges by our subsidiaries to us. Debt instruments of certain of our subsidiaries may limit the amount of payments to us, which could affect the amount of funds available to us to pay dividends on the preferred stock.

The registrar, transfer agent, and dividend disbursing agent for the preferred stock will be named in the applicable prospectus supplement.

Redemption

With the approval of our board of directors, we may redeem all or any part of the preferred stock of any series that by its terms is redeemable. Redemption will take place at the time or times and on the terms and conditions fixed for the series. We must duly give notice in the manner provided in the certificate of designation providing for the series. We must pay for preferred stock in cash the sum fixed for the series, together, in each case, with an amount equal to accrued and unpaid dividends on the series of preferred stock. The certificate of designation providing for a series of preferred stock that is subject to redemption may provide, upon the two conditions discussed below, that the shares will no longer be deemed outstanding, and all rights with respect to the shares will cease, including the accrual of further dividends, other than the right to receive the redemption price of the shares without interest, when:

•	we have given notice of redemption of all or part of the shares of the series; and

•

we have set aside or deposited with a suitable depositary for the proportionate benefit of the shares called for redemption the redemption price of the shares, together with accrued dividends to the date fixed as the redemption date.

Redemption will terminate the right of holders of the preferred stock to accrual of further dividends. Redemption will not, however, terminate the right of holders of the shares redeemed to receive the redemption price for the shares without interest.

Voting Rights

The preferred stock will have no right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of stockholders, except as:

•	stated in this prospectus or the applicable prospectus supplement;

•	expressly provided by law; or

•	provided in the certificate of designation of the series of preferred stock.

On any matters on which the holders of the preferred stock or any series thereof shall be entitled to vote separately as a class or series, they shall be entitled to one vote for each share held.

So long as any shares of preferred stock are outstanding, we must not, during the continuance of any default in the payment of dividends on the preferred stock, redeem or otherwise acquire for value any shares of the preferred stock or of any other stock ranking on a parity with the preferred stock concerning dividends or distribution of assets on liquidation. Holders of a majority of the number of shares of preferred stock outstanding at the time may, however, permit such a redemption by giving their consent in person or by proxy, either in writing or by vote at any annual meeting or any special meeting called for the purpose.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of Williams, the holders of the preferred stock of the respective series are entitled to be paid in full the following amounts:

•	the amount fixed in the certificate of designation providing for the issue of shares of the series; plus

•	a sum equal to all accrued and unpaid dividends on the shares of preferred stock to the date of payment of the dividends.

We must have made this payment in full to the holders of the preferred stock before we may make any distribution or payment to the holders of any class of stock ranking junior to the preferred stock as to dividends or distribution of assets on liquidation. After we have made this payment in full to the holders of the preferred stock, our remaining assets and funds will be distributed among the holders of our stock ranking junior to the preferred stock according to their rights. If our assets available for distribution to holders of preferred stock are insufficient to make the payment required to be made in full, these assets will be distributed to the holders of shares of preferred stock proportionately to the amounts payable upon each share of preferred stock.

Common Stock

As of the date of this prospectus, we are authorized to issue up to 1,470,000,000 shares of common stock, par value $1.00 per share. As of October 30, 2026, we had 2,539,753,027 issued and outstanding shares of common stock. As of October 30, 2026, 61,461,205 shares of our common stock were reserved for issuance pursuant to existing and future stock awards under our stock incentive plans, of which 57,801,928 shares were available for future grants. As of October 30, 2026, 2,371,091 shares of our common stock were reserved for issuance pursuant to our employee stock purchase plan. The outstanding shares of common stock are fully paid and nonassessable. The holders of common stock are not entitled to preemptive or redemption rights. Shares of common stock are not convertible into shares of any other class of capital stock. Computershare Trust Company, N.A. (“Computershare”) is the transfer agent and registrar for our common stock. Our common stock is listed on the New York Stock Exchange under the ticker symbol “WMB.”

Dividends

The holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors, out of funds legally available for their payment subject to the rights of holders of any outstanding preferred stock.

Voting Rights

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Except as otherwise provided by law, our charter or our bylaws, at each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy. Director nominees in uncontested elections must receive a majority of the votes cast to be elected, and director nominees in contested elections must receive a plurality of the votes cast to be elected. A vote of 75% of the outstanding shares of our common stock is required to amend certain provisions of our charter and for stockholders to amend our bylaws.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, or winding up of the affairs of Williams, the holders of our common stock will be entitled to share equally in any assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock have received their liquidation preferences in full.

Anti-Takeover Provisions

We currently have the following provisions in our charter or bylaws that could be considered to be “anti-takeover” provisions:

•

an article in our charter requiring the affirmative vote of three-fourths of the outstanding shares of common stock for certain merger and asset sale transactions with holders of more than five percent of the voting power of Williams;

•	a bylaw that only permits our chairman of the board, chief executive officer or a majority of the board to call a special meeting of the stockholders; and

•	a bylaw requiring stockholders to provide prior notice for nominations for election to the board of directors or for proposing matters which can be acted upon at stockholders meetings.

We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law (“DGCL”). In general, Section 203 prevents an interested stockholder, which is defined generally as a person owning 15% or more of our outstanding voting stock, from engaging in a business combination with us for three years following the date that person became an interested stockholder unless:

•

before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding stock held by persons who are both directors and officers of Williams or by certain employee stock plans); or

•

on or following the date on which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 662/3% of our outstanding voting stock (excluding shares held by the interested stockholder).

A business combination includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock, or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock, and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Gibson, Dunn & Crutcher LLP. Any agents or underwriters will be represented by their own legal counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of The Williams Companies, Inc. appearing in The Williams Companies, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, including the schedule appearing therein, and the effectiveness of The Williams Companies, Inc.’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and The Williams Companies, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 are, and audited financial statements and The Williams Companies, Inc. management’s assessment of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The financial statements of Transcontinental Gas Pipe Line Company, LLC and Northwest Pipeline LLC appearing in The Williams Companies, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Up to 26,874,496 Shares of Common Stock

PROSPECTUS SUPPLEMENT

November 2, 2026